EXHIBIT 99.1

AMERICAN PACIFIC – News Release

Contact: Joseph Carleone – (702) 735-2200

E-mail: InvestorRelations@apfc.com

Website: www.apfc.com

AMERICAN PACIFIC CORPORATION ANNOUNCES

DIRECTOR RETIREMENTS

LAS VEGAS, December 17, 2012 — American Pacific Corporation (“AMPAC” or the “Company”) (NASDAQ: APFC) today announced the decisions of Fred D. Gibson, Jr. (“Ted”), Jane L. Williams (“Beth”), and Dean M. Willard, to retire from the AMPAC Board of Directors. Ms. Williams and Mr. Gibson are stepping down at the time of the next AMPAC Annual Meeting in March; Mr. Willard’s retirement from the Board is effective on December 31, 2012. Mr. Gibson has served on the Company’s Board since 1985, including as Chairman of the AMPAC Board until March 1998. Ms. Williams has served on the AMPAC board since 1993 and Mr. Willard has been a director of the Company since 1997.

John R. Gibson, Chairman of the Board of the Company, said, “On behalf of the entire American Pacific Board, I want to extend our gratitude to Ted, Beth and Dean for their invaluable insight and years of dedicated service to the Company.

Mr. Gibson continued, “Ted’s deep knowledge of AMPAC’s business established during his time as Chairman and CEO, as well as his scientific acumen, thoughtful judgment and astute industry perspective, has been instrumental in the successful development and execution of American Pacific’s strategy over time. He added, “The Board has benefitted greatly from Beth’s special knowledge as an entrepreneur, international business development experience and insight, and her practical and effective approach to planning and management of our Company as it evolved. Dean’s proven ability to evaluate businesses and develop strategic initiatives to improve them, and his strong financial and business analysis capabilities have made him a vital contributor to the growth of the Company, and particularly the successful acquisitions and divestitures AMPAC has completed during his time here. Their collective expertise and contributions to AMPAC have been of tremendous value to the Company and its shareholders, and we wish them all the best in their future endeavors.”

Fred D. Gibson, Jr., said, “It has been my privilege to serve AMPAC and its stockholders alongside my fellow Board members, and I am proud of all we have achieved. During my more than 50 years at AMPAC and its predecessor, the Company has undergone a transformative evolution into a leading custom manufacturer of fine chemicals and specialty chemicals within its focused markets. Throughout this evolution, we have remained focused on creating value for AMPAC stockholders while successfully expanding the Company’s customer base and product distribution around the globe.”

Ms. Williams said, “AMPAC has achieved a well-deserved reputation in the aerospace industry for delivering high-quality and reliable technology and service. I am confident that the Company is on the right path and in capable hands to leverage its longstanding customer relationships to build on its success and develop into a stronger and more successful company.”

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PHONE (702) 735-2200 — FAX (702) 735-4876

Mr. Willard said, “We have accomplished a great deal during my time on the AMPAC Board, including the execution of initiatives that have led to significant profitable growth in In-Space Propulsion and the value creating divestiture of the ISP business. It has been an honor to serve on this Board, and I am confident that the Company is well positioned to continue generating value for all of its stakeholders.”

Pursuant to the bylaws of the Company, following the effective dates of the retirements of Mr. Gibson, Ms. Williams and Mr. Willard, the AMPAC Board of Directors will comprise nine highly-qualified and experienced directors.

RISK FACTORS/FORWARD-LOOKING STATEMENTS

Statements contained in this press release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements regarding AMPAC’s expectations, beliefs or intentions regarding the future and other statements of director’s or management’s opinions. Forward-looking statements in this press release include without limitation statements concerning AMPAC’s ability to continue to create stockholder value and statements concerning AMPAC’s, position, direction and ability to leverage its longstanding customer relationships to build on its success and develop into a stronger and more successful company. Words such as “anticipate”, “expect”, “can”, “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause AMPAC’s actual results, market performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by AMPAC that any of its expectations will be achieved. Factors that could cause actual results to differ materially from such forward-looking statements include risks and uncertainties detailed in AMPAC’s periodic and other filings with the Securities and Exchange Commission, including in Management’s Discussion and Analysis of Financial Condition and Results of Operations and in Risk Factors in AMPAC’s annual report on Form 10-K for the fiscal year ended September 30, 2011 and quarterly reports on Form 10-Q for the quarters ended December 31, 2011, March 31, 2012 and June 30, 2012. All forward-looking statements contained in this release are made as of the date hereof, based on information available to AMPAC as of the date hereof, and AMPAC assumes no obligation to update any forward-looking statement, whether for actual results or otherwise, except as required by law.

ABOUT AMERICAN PACIFIC CORPORATION

American Pacific Corporation (AMPAC) is a leading custom manufacturer of fine chemicals and specialty chemicals within its focused markets. We supply active pharmaceutical ingredients and advanced intermediates to the pharmaceutical industry. For the aerospace and defense industry we provide specialty chemicals used in solid rocket motors for space launch and military missiles. We produce clean agent chemicals for the fire protection industry, as well as electro-chemical equipment for the water treatment industry. Our products are designed to meet customer specifications and often must meet certain governmental and regulatory approvals. Additional information about us can be obtained by visiting our web site at www.apfc.com.

SOURCE: American Pacific Corporation

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